UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2015

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 914-253-2000

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

PepsiCo, Inc. (“PepsiCo”) held its Annual Meeting of Shareholders on May 6, 2015.  For more information on the following proposals, see PepsiCo’s Proxy Statement for the 2015 Annual Meeting filed with the Securities and Exchange Commission on March 25, 2015, the relevant portions of which are incorporated herein by reference.  Below are the final voting results.

(1) The following 14 persons were elected to serve as directors of PepsiCo:

Nominee	For	Against	Abstain	Broker Non-Votes
Shona L. Brown	1,022,182,915	13,127,835	5,265,052	223,222,021
George W. Buckley	1,016,973,184	18,396,892	5,205,726	223,222,021
Ian M. Cook	1,024,550,523	10,744,801	5,280,478	223,222,021
Dina Dublon	1,022,037,513	13,310,427	5,227,862	223,222,021
Rona A. Fairhead	1,023,350,513	11,967,956	5,257,333	223,222,021
Richard W. Fisher	1,024,407,636	10,837,429	5,330,737	223,222,021
Alberto Ibargüen	1,015,218,750	20,043,706	5,313,346	223,222,021
William R. Johnson	1,023,269,172	11,416,891	5,889,739	223,222,021
Indra K. Nooyi	989,265,513	40,982,780	10,327,509	223,222,021
David C. Page, MD	1,023,009,194	12,254,439	5,312,169	223,222,021
Robert C. Pohlad	1,022,391,707	12,832,428	5,351,667	223,222,021
Lloyd G. Trotter	1,020,926,018	14,277,793	5,371,991	223,222,021
Daniel Vasella, MD	1,009,847,534	24,250,831	6,477,437	223,222,021
Alberto Weisser	1,023,861,705	11,148,214	5,565,883	223,222,021

(2) The shareholders ratified the appointment of KPMG LLP as the Independent Registered Public Accounting Firm for PepsiCo for fiscal year 2015:

For	1,248,626,498
Against	10,015,859
Abstain	5,155,466

(3) Advisory approval of PepsiCo’s executive compensation:

For	933,749,825
Against	96,767,481
Abstain	10,058,496
Broker Non-Votes	223,222,021

(4) The shareholder proposal regarding the establishment of a Board committee on sustainability was defeated:

For	47,697,011
Against	927,225,818
Abstain	65,652,973
Broker Non-Votes	223,222,021

(5) The shareholder proposal regarding the adoption of a policy to limit accelerated vesting of equity awards was defeated:

For	298,096,813
Against	734,102,055
Abstain	8,376,934
Broker Non-Votes	223,222,021

(6) The shareholder proposal requesting a report on minimizing impacts of neonics was defeated:

For	72,796,373
Against	890,605,611
Abstain	77,173,818
Broker Non-Votes	223,222,021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

Date: May 11, 2015	By:	/s/ Cynthia Nastanski
Name: Cynthia Nastanski
Title: Senior Vice President, Corporate Law and Deputy Corporate Secretary